NEWS RELEASE

June 18, 1999
FOR IMMEDIATE RELEASE
CONTACT:  Keith V. Kankel

                            PATRICK INDUSTRIES, INC.
                        TO EXPLORE STRATEGIC ALTERNATIVES

                  Elkhart, Indiana - - - - - - - Patrick Industries, Inc. (Nasdaq: PATK), announced today that its Board of Directors has decided to explore various strategic alternatives to help the Company capitalize on its value as a leading supplier of building products to the manufactured housing, recreational vehicle, and other industries.

                  The Company has retained U.S. Bancorp Piper Jaffray Inc. as financial advisor to assist the Company in analyzing and pursuing strategic alternatives that would maximize shareholder value.

                  Patrick Industries, Inc. is a nationwide distributor and manufacturer of building products to the manufactured housing, recreational vehicle, furniture, marine, automotive, architectural, and other industries. The Company has 16 distribution centers and 26 manufacturing facilities in 14 states.
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